UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2011

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 6, 2011, Cascade Microtech Dresden GmbH (“Cascade Germany”), a wholly-owned subsidiary of Cascade Microtech, Inc., entered into a lease with respect to manufacturing facilities and office space for Cascade Germany’s operations in Dresden, Germany (the “Lease”). The Lease covers a total of approximately 42,000 square feet of space at a cost of €21,362 per month, plus the cost of utilities and certain other operating costs. The term of the Lease extends from June 1, 2011 through December 31, 2017, with an automatic extension of 1 year unless notice is given by Cascade Germany at least one year before the expiration of the term. Cascade Germany also has an option to extend the term of the Lease by 5.5 years on existing terms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on June 10, 2011.

CASCADE MICROTECH, INC.
(Registrant)

By	/s/ Jeff A. Killian
Jeff A. Killian
Vice President and Chief Financial Officer